FOR PROFIT		Exhibit 3.305

D-856302	Articles of Incorporation

We, the undersigned, incorporator(s), hereby associate ourselves together to form and establish a corporation FOR profit under the laws of the State of Kansas.

ARTICLE ONE: The name of the corporation is Embassy Suites Club No. 1, Inc.

000001 10 3819-01-18-84

9 ARTICLES INC. 1 75.00

10 TRANS. TOTAL 1 75.00

ARTICLE TWO: The address of its registered office in Kansas is First National Bank Building c/o The Corporation
Company, Inc.	(Street Address or Rural Route)

in the city of	Topeka	,	county of	Shawnee	,	66603	,
	(City)			(County)		(Zip Code)

and the name of the resident agent in charge thereof at the above address is The Corporation Company, Inc..

ARTICLE THREE: This corporation is organized FOR profit and the nature of its business or purposes to be conducted or promoted is: to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

ARTICLE FOUR: The total number of shares which this corporation shall be authorized to issue is as follows: (Describe fully the class or classes of stock and the value of each.)

1,000	shares of	Common	stock, class	N/A	par value of	$1.00	dollars each
	shares of		stock, class		par value of		dollars each
	shares of		stock, class		without nominal or par value
	shares of		stock, class		without nominal or par value

State the designations, powers, preferences, rights, qualifications, limitations or restrictions applicable to any class of stock, if any: Not Applicable.

Statement of Grant of Authority to be given to the Board of Directors, if any:

Not Applicable

ARTICLE FIVE: The name and mailing address of each INCORPORATOR is as follows:

Steven T. Schultz, Esquire	Xerox Centre, Suite 1700 222 Las Colinas Blvd.
c/o Embassy Suites, Inc.	Irving, TX 75039

1

ARTICLE SIX: The name and mailing address of each person who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified is as follows:

Charles A. Ledsinger	Xerox Centre, Suite 1700 222 Las Colinas Blvd.
c/o Embassy Suites, Inc. James Van Allen	Irving, TX 75039 Xerox Centre, Suite 1700
c/o Embassy Suites, Inc.	222 Las Colinas Blvd. Irving, TX 75039

ARTICLE SEVEN: Is this corporation to exist perpetually? YES   X   NO

If No, the term for which this corporation is to exist is                     .

ARTICLE EIGHT: The corporation’s annual fiscal year closing date is (if known) the Friday nearest January 1.

(Month, day)

In Testimony Whereof, We have hereunto subscribed our names this 9th day of January, A.D. 1984. (Signatures must correspond to the names of the incorporator(s) listed in ARTICLE FIVE.)

/s/ Steven T. Schultz

STATE OF COUNTY OF	Texas Dallas	, ,	}	ss.

Before me, a Notary Public in and for said county and state, personally appeared:

Steven T. Schultz

who is known to me to be the same person who executed the foregoing Articles of Incorporation and duly acknowledged the execution of the same.

In Witness Whereof, I have hereunto subscribed my name and affixed my official seal, this 9th day of January, A.D. 1984.

[SEAL]	/s/ Kellie Westbrook
Notary Public

My appointment or commission expires 1/21, 1985

THIS FORM MUST BE SUBMITTED TO THIS OFFICE IN DUPLICATE. THE FILING FEE OF $75 MUST ACCOMPANY THIS FORM. MAIL THIS DOCUMENT, WITH PAYMENT TO:
Secretary of State Capitol, 2nd Floor Topeka, Kansas 66612

2

FOR PROFIT

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

OF

Embassy Suites Club No. 1, Inc.

(Name of Corporation)

We,	James Van Allen	,	President, and
(President or Vice-President)
Steven T. Schultz		,	Secretary, of
(Secretary or Assistant Secretary)

Embassy Suites Club No. 1, Inc.,

(Name of Corporation)

a corporation organized and existing under the laws of the State of Kansas, and whose registered office is at

First National Bank Building, c/o The Corporation Company	, in the city of

                                         (Street Address or Rural Route)

Topeka	, county of	Shawnee	,	66603	,
(City)		(County)		(Zip Code)

Kansas, do hereby certify that at the	special	meeting of the
(Regular or Special)

Board of Directors of said corporation held on the first day of March, 1984, said board adopted a resolution setting forth the following amendment to the Articles of Incorporation and declaring its advisability:

Resolved that the Company’s fiscal year will end of the Friday nearest December 31.

We further certify that thereafter, pursuant to said resolution, and in accordance with the by laws of the corporation and the laws of the State of Kansas, the Board of Directors called a meeting of stockholders for consideration of the proposed amendment, and thereafter, pursuant to notice and in accordance with the statutes of the State of Kansas, on the first day of March, 1984, said stockholders convened and considered the proposed amendment.

We further certify that at said meeting a majority of the stockholders entitled to vote voted in favor of the proposed amendment, and that the votes were         1,000         shares in favor of the proposed amendment and         -0-         shares against the amendment.

                         (By Class or Classes)                                                                   (By Class or Classes)

We further certify that the amendment was duly adopted in accordance with the provisions of K.S.A. 17-6602, as amended.

We further certify that the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF we have hereunto set our hands and affixed the seal of said corporation this 6th day of March 1984

[SEAL]		/s/ James Van Allen
	James Van Allen	President or ~~Vice-President~~

/s/ Steven T. Schultz
	Steven T. Schultz	Secretary or ~~Assistant Secretary~~
(OVER)

1

State of	Texas	}	ss.
County of	Dallas

Be it remembered that before me, a Notary Public in and for the aforesaid county and state, personally appeared: James Van Allen, President, ********** and Steven T. Schultz, Secretary, ************* of Embassy Suites Club

(Name of Corporation)

No. 1, Inc., a corporation, who are known to me to be the same persons who executed the foregoing Certificate of Amendment to Articles of Incorporation, and duly acknowledged the execution of the same this 6th day of March, 1984.

[SEAL]	/s/ Anna Jo Barber
	Anna Jo Barber	Notary Public

My appointment or commission expires October 27, 1987.

THIS FORM MUST BE SUBMITTED TO THIS OFFICE IN DUPLICATE.

THE FILING FEE OF $20 MUST ACCOMPANY THIS DOCUMENT.

MAIL THIS DOCUMENT, WITH FEE, TO:

Secretary of State

Capitol, 2nd Floor

Topeka, KS 66612

2